                                                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the use in this registration statement of (i) our report dated February 13, 1997, except as to the fourth paragraph in the report and Notes 1, 2, 3, 12 and 16 to the financial statements which are as of August 15, 1997, relating to the Consolidated Financial Statements of CNB Financial Corporation as of December 31, 1996 and 1995, and for each of the years in the two-year period then ended, (ii) to the use of our report dated January 24, 1997, except as to the fourth paragraph in the report and Notes 1 and 16, which are as of August 15, 1997, relating to the Consolidated Financial Statements of Big Lake Financial Corporation as of December 31, 1996 and 1995, and for each of the years in the two-year period then ended, and (iii) and to the use of our name under the captions of "The Merger - Federal Income Tax Considerations" and "Experts" in the Form S-4 Registration Statement of Big Lake Financial Corporation.


                           STEVENS, THOMAS, SCHEMER & SPARKS, P.A.
                           Jacksonville, Florida
                           September 26, 1997